REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Trustees of the Mutual Fund Series
Trust
and the Shareholders of
Camelot Premium Return Fund


In planning and performing our audit of the financial
 statements of the Camelot Premium Return Fund
(the Fund), a series of shares of beneficial interest
 of the Mutual Fund Series Trust, as of and for the year ended September 30, 2012, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
 Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this
 responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America (GAAP).
A companys
internal control over financial reporting includes those policies and procedures that
 (1) pertain to the
maintenance of records that, in reasonable
 detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that transactions are
recorded as necessary to permit preparation of the financial statements in accordance with GAAP,
 and
that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the companys assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting
 may not prevent or detect
misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate. A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or detect
 misstatements on a timely
basis.  A material weakness is a
deficiency, or combination of deficiencies,
 in internal control over
financial reporting, such that there
is a reasonable possibility that a material
 misstatement of the Funds
annual or interim financial statements
will not be prevented or detected on a timely basis.






Our consideration of the Funds internal
 control over financial reporting was for the limited purpose described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States).  However,
we noted no deficiencies in the internal
 control over financial reporting
and its operations, including controls
 over safeguarding securities that we
consider to be material
weaknesses, as defined above, as of
September 30, 2012.

This report is intended solely for the
information and use of management, the
shareholders of the
Camelot Premium Return Fund, the Board
of Trustees of the Mutual Fund Series
Trust, and the
Securities and Exchange Commission
and is not intended to be and should
 not be used by anyone other
than these specified parties.





		BBD, LLP


Philadelphia, Pennsylvania
November 27, 2012